                                   EXHIBIT 23
                                   ----------

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Annual Report (Form 10-K/A) of Champion Industries, Inc. of our report dated January 23, 1998, except for Note 10, as to which the date is March 2, 1998, with respect to the consolidated financial statements of Champion Industries, Inc. and Subsidiaries for the year ended October 31, 1997.

We also consent to the incorporation by reference in the Registration Statement pertaining to the 1993 Stock Option Plan (Form S-8, No. 33-76790) of Champion Industries, Inc. of our report dated January 23, 1998, except for
Note 10, as to which the date is March 2, 1998, with respect to the consolidated financial statements of Champion Industries, Inc. and Subsidiaries included in the Annual Report (Form 10-K/A) for the year ended October 31, 1997.

                                                  /s/ Ernst & Young LLP



Charleston, West Virginia
March 21, 1998